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                                                                     EXHIBIT 21


Form 10-K                                                             Year Ended
                                                                    May 26, 1995

                            THORN APPLE VALLEY, INC.


                                  EXHIBIT (21)

                         Subsidiaries of the Registrant



          Name                                State of Incorporation
          ----                                ----------------------

Coast Refrigerated Trucking Co., Inc.              North Carolina
Cavanaugh Lakeview Farms, Ltd.                     Michigan
Crown West, Inc.                                   Michigan
Gunsberg Corned Beef Company                       Michigan
Millers Transport Inc.                             Utah
National Food Express, Inc.                        Michigan
Thorn Apple Valley Foreign Sales Corporation       Virgin Islands (U.S.)
Tri-Miller Packing Co.                             Utah
Tri-Miller Transportation Company Inc.*            Utah
TAV Brands, Inc.                                   Michigan





* 100% of the stock is owned by Tri-Miller Packing Co. and Millers Transport
  Inc.